UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): September 29, 2008

MORGAN STANLEY (Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1585 Broadway, New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

               On September 29, 2008 Morgan Stanley (the “Company”) issued a press release announcing that it had reached a definitive agreement under which Mitsubishi UFJ Financial Group, Inc. (“MUFG”) would invest $9 billion in equity securities of the Company representing approximately a 21% interest in the Company on a fully diluted basis. The securities to be acquired consist of (1) approximately $6 billion of a new series of perpetual non-cumulative convertible preferred stock with a 10% dividend and a conversion price of $31.25 per share and (2) approximately $3 billion of the Company’s common stock at a price of $25.25 per share. The Company and MUFG also have agreed to pursue a global strategic alliance and have identified numerous areas of potential collaboration, including asset management, capital markets and corporate and retail banking. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit
Number	Description
99.1	Press release of the Company dated September 29, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY

Date: September 29, 2008	By:	/s/ Martin M. Cohen
Martin M. Cohen
Assistant Secretary and Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of the Company dated September 29, 2008